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                                                                     EXHIBIT 8.1

                                                                                                                 DIRECT OR
                                                                                                                 INDIRECT
                                                                   JURISDICTION OF           TOTAL PAID-IN        EQUITY
           NAME OF SUBSIDIARY                  MAIN BUSINESS        INCORPORATION        CAPITAL OF SUCH ENTITY  INTEREST
------------------------------------------  -------------------  ----------------------  ----------------------  ---------
Hui Ying Investment Ltd...................  Investment           Taiwan, R.O.C.              NT$500,000,000         100%
Run Hong Investment Ltd...................  Investment           Taiwan, R.O.C.              NT$500,000,000         100%
Kang Bao Investment Ltd...................  Investment           Taiwan, R.O.C.              NT$500,000,000         100%
Joyteck Co., Ltd..........................  Systems Solutions    Taiwan, R.O.C.              NT$96,775,000        87.98%
Macronix America, Inc.....................  Sales and marketing  California, U.S.A.          US$100,000             100%
Macronix Europe N.V.......................  Sales and marketing  Belgium                     EUR 62,000             100%
Macronix (B.V.I.) Co., Ltd................  Investment           British Virgin Islands      US$169,647,826         100%
New Trend Technology Inc..................  IC design            California, U.S.A.          US$23,850,000          100%
Wedgewood International Ltd...............  Investment           British Virgin Islands      US$35,010,000          100%
Macronix Pte Ltd..........................  Sales and marketing  Singapore                   US$100,000             100%
MaxNova Inc...............................  IC design            Taiwan, R.O.C.              NT$85,500,000         85.5%
Macronix Japan (Cayman Islands)...........  Investment           Cayman Islands              US$500,000             100%
Macronix (Hong Kong) Co., Ltd.............  Sales and marketing  Hong Kong                   US$2,500,000           100%
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